                           SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934


Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                        American Technology Corporation
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement if Other Than the Registrant)


Payment of Filing Fee (Check the appropriate box)

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     1. Title of each class of securities to which transaction applies:

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     2. Aggregate number of securities to which transaction applies:

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     3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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     5. Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.


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

                        AMERICAN TECHNOLOGY CORPORATION
                        13114 Evening Creek Drive South
                          San Diego, California 92128
                                (858) 679-2114

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                         TO BE HELD ON APRIL 11, 2000

TO THE STOCKHOLDERS OF AMERICAN TECHNOLOGY CORPORATION:

     Notice Is Hereby Given that the Annual Meeting of Stockholders of American Technology Corporation, a Delaware corporation (the "Company"), will be held on April 11, 2000 at 2:00 p.m. local time at the California Center for the Arts, 340 N. Escondido Blvd., Escondido, CA 92025 (760) 839-4100:

1. To elect directors to serve for the ensuing year and until their successors are elected.

2. To approve an amendment to the Company's 1997 Stock Option Plan to increase the aggregate number of shares of Common Stock authorized for issuance under the plan by 500,000 shares.

3. To ratify the selection of BDO Seidman, LLP as independent auditors of the Company for its fiscal year ending September 30, 2000.

4. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

     The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

     The Board of Directors has fixed the close of business on February 11, 2000, as the record date for the determination of stockholders entitled to notice of and to vote at this Annual Meeting and at any adjournment or postponement thereof.

                              By Order of the Board of Directors

                              /s/ Renee Warden
                              -------------------------------------------
                              Renee Warden
                              Secretary
San Diego, California
March 1, 2000

     ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.

                        AMERICAN TECHNOLOGY CORPORATION
                        13114 Evening Creek Drive South
                          San Diego, California 92128
                                (858) 679-2114

                                PROXY STATEMENT
                      FOR ANNUAL MEETING OF STOCKHOLDERS

                           To be held April 11, 2000

                INFORMATION CONCERNING SOLICITATION AND VOTING

General

     The enclosed proxy is solicited on behalf of the Board of Directors of American Technology Corporation, a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders to be held on April 11, 2000, at 2:00 p.m. local time (the "Annual Meeting"), or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at the California Center for the Arts, 340 N. Escondido Blvd., Escondido, CA 92025 (760) 839-4100. The Company intends to mail this proxy statement and accompanying proxy card on or about March 1, 2000 to all stockholders entitled to vote at the Annual Meeting.

Solicitation

     The Company will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this proxy statement, the proxy and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of Common Stock beneficially owned by others to forward to such beneficial owners. The Company may reimburse persons representing beneficial owners of Common Stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram or personal solicitation by directors, officers or other regular employees of the Company. No additional compensation will be paid to directors, officers or other regular employees for such services.

Voting Rights and Outstanding Shares

     Only holders of record of Common Stock at the close of business on February 11, 2000 (the "Record Date") will be entitled to notice of and to vote at the Annual Meeting. At the close of business on February 11, 2000 the Company had outstanding and entitled to vote 11,745,570 shares of Common Stock and 192,260 shares of its Series B Preferred Stock.

     Except as provided below, on all matters to be voted upon at the Annual Meeting, each holder of record of Common Stock on the Record Date will be entitled to one vote for each share held, and each holder of record of Series B Preferred Stock on the Record Date will be entitled to one vote for each share of Common Stock issuable upon conversion of such Series B Preferred Stock as of the Record Date. With respect to the election of directors, stockholders may exercise cumulative voting rights, i.e., each stockholder entitled to vote for the election of Directors may cast a total number of votes equal to the number of Directors to be elected multiplied by the number of such stockholders shares (on an as-converted basis) and may cast such total of votes for one or more candidates in such proportions as such stockholder chooses. However, no stockholder will be entitled to cumulate votes unless the candidate's name has been placed in nomination prior to the voting and at least one stockholder has given notice at the meeting, prior to the voting, of his or her intention to cumulate votes. Unless the proxyholders are otherwise instructed, stockholders, by means of the accompanying proxy, will grant the proxyholders discretionary authority to cumulate votes.

     All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions will be counted towards the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes.

Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether a matter has been approved.

Revocability of Proxies

     Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. It may be revoked by filing with the Secretary of the Company at the Company's principal executive office, 13114 Evening Creek Drive South, San Diego, California 92128, a written notice of revocation or a duly executed proxy bearing a later date, or it may be revoked by attending the meeting and voting in person. Attendance at the meeting will not, by itself, revoke a proxy.

Stockholder Proposals

     The deadline for submitting a stockholder proposal for inclusion in the Company's proxy statement and form of proxy for the Company's 2001 annual meeting of stockholders pursuant to Rule 14a-8 of the Securities and Exchange Commission is September 30, 2000. Unless a stockholder who wishes to bring a matter before the stockholders at the Company's 2001 annual meeting of stockholders notifies the Company of such matter prior to January 15, 2001, management will have discretionary authority to vote all shares for which it has proxies in opposition to such matter.

                                  PROPOSAL 1

                             ELECTION OF DIRECTORS

     There are five nominees for the five Board positions presently authorized in accordance with the Company's Bylaws. Each director to be elected will hold office until the next annual meeting of stockholders and until his successor is elected and has qualified, or until such director's earlier death, resignation or removal. Each nominee listed below is currently a director of the Company, each having been elected by the stockholders at the Company's 1999 annual meeting.

     Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the five nominees named below, subject to the discretionary power to cumulate votes. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as management may propose. Each person nominated for election has agreed to serve if elected and management has no reason to believe that any nominee will be unable to serve.

     The five candidates receiving the highest number of affirmative votes cast at the meeting will be elected directors of the Company.


                       THE BOARD OF DIRECTORS RECOMMENDS
                     A VOTE IN FAVOR OF EACH NAMED NOMINEE.

Nominees

     The names of the nominees and certain information about them are set forth below:

Name                           Age            Position and Offices
---------------------          ---   ------------------------------------
Cornelius J. Brosnan           52    Chairman of the Board of Directors,
                                     President and Chief Executive Officer
Elwood G. Norris               61    Director and Chief Technology Officer
Richard M. Wagner              54    Director
David J. Carter                51    Director
O'Connell J. Benjamin          49    Director

     Cornelius J. Brosnan was appointed a Director of the Company in October 1997. In July 1998 he was appointed Chairman of the Board of Directors, President and Chief Executive Officer of the Company and commenced full time duties in August 1998. From June 1997 to August 1998, he was Vice President of Strategic Planning for Sprint PCS. From May 1995 to June 1997 he was Vice President, Product Planning Center for Samsung North America. From 1987 to May 1995 he held various executive positions at AT&T, including serving as General Manager of Cordless Telephones, New Business Development Director for Consumer Products, Engineering Director for Interactive TV Services and most recently as Program Director for Broadband Networks. Mr. Brosnan received a B.A. in Political Science degree from Middlebury College in 1969.

     Elwood G. Norris has been a Director of the Company since August 1980. He served as President of the Company from August 1980 to February 1994. He currently manages the Company's research and development activities as Chief Technology Officer. From 1988 to November 1999 he was a director and Chairman of e.Digital Corporation ("e.Digital"), a public company engaged in electronic product development, distribution and sales. From October 1995 to November 1999, he served as Chief Technology Officer to e.Digital. From 1988 to October 1995 he served as e.Digital's President and Chief Executive Officer. In January 1997, he was re-appointed as Chief Executive Officer of e.Digital and served in that capacity until July 1998. From August 1989 to October 1999 he served as director of Patriot Scientific Corporation, a public company engaged in the development of microprocessor technology and digital modem products. He also served as Chairman and Chief Executive Officer of Patriot until June 1994. From June 1995 until June 1996 when he was re-appointed Chairman, Mr. Norris served as temporary President and Chief Executive Officer of Patriot. He is an inventor with over 20 U.S. patents, primarily in the fields of electrical and acoustical engineering. He is the inventor of our HyperSonic Sound, EPD technology and other technologies. Mr. Norris devotes only part-time services to the Company, approximating 30-35 hours per week.

     Richard M. Wagner has served as a Director of the Company since 1986 and served as Secretary of the Company from February 1994 to March 1999. Since 1980, Mr. Wagner has been a self-employed real estate broker and agent. In 1986 he founded and has since operated The Mortgage Company and Scripps Escrow Co., which provide full-service real estate services. Mr. Wagner received a Masters of Science degree from San Diego State University in 1974.

     David J. Carter was appointed as a Director of the Company in September 1998. Since January 1999, he has been Vice President of Copyright Clearance Center, a copyright licensing service. From 1983 until April 1998, he was employed by AT&T, with his last position as General Manager and Product Development Vice President. He previously served in other positions at AT&T including Business Development Vice President and Consumer Products Marketing Vice President. Prior to his employment with AT&T, he served as a Marketing Research Consultant and Managing Consultant - Marketing and Business Strategy for General Electric Company. His career has included technical positions at Temple Barker & Sloane, Inc., Decision Research Corp. and Johnson & Johnson. He obtained a B.S. in Mathematics in 1970 and a M.S. in Mathematical Statistics in 1973 from the University of Massachusetts.

  O'Connell J. Benjamin was appointed as a Director of the Company in September 1998. For the past 25 years he has been employed with Bell Laboratories and its parent, Lucent Technologies. He is currently Senior Vice President at Lucent Digital Radio, a Lucent Technologies venture developing a digital enhancement to analog radio broadcasting technology. He has served in a variety of positions at Bell Laboratories, including Vice President of Telephone Products Research and Development, Vice President of Wireless Technology, Vice President of Customer Technical Support and Director of Cellular Telephones. He received a B.S. (1973) and an M.S. (1975) in Electrical Engineering from the Brooklyn Polytechnic Institute.

Board Committees and Meetings

     During the fiscal year ended September 30, 1999, the Board of Directors held ten meetings. During the fiscal year ended September 30, 1999, each Board member attended all of the meetings of the Board held during the period for which he was a director.

     The Board has two standing committees: the Audit Committee and the Compensation Committee. The Board does not have a nominating committee.

     Audit Committee. The Audit Committee of the Board of Directors, currently consisting of Messrs. Wagner and Carter, is authorized to recommend to the Board of Directors the engagement of the Company's independent auditors; to approve the services performed by such auditors, to consult with such auditors and review with them the results of their examination, to review and approve any material accounting policy changes affecting the Company's operating results and to review the Company's control procedures and personnel. The Audit Committee is also authorized to evaluate the Company's accounting principles and its system of internal accounting controls. In addition, the Audit Committee is authorized to review related party transactions for potential conflicts of interest. The Audit Committee was designated June 11, 1999 and held no meetings during the fiscal year ended September 30, 1999. Its first meeting was held October 30, 1999.

     Compensation Committee. The Compensation Committee, currently consisting of Messrs. Wagner and Carter, is authorized to review and approve the compensation and benefits for the Company's officers and other employees, including, but not limited to, salary matters, incentive/bonus plans, investment programs and insurance plans. The Compensation Committee does not currently exercise authority over the Company's stock based compensation plans. The Compensation Committee was designated on October 29, 1999 and held no meetings during the fiscal year ended September 30, 1999. Its first meeting was held October 30, 1999.

     During the fiscal year ended September 30, 1999, the Board of Directors took action on two occasions by means of actions by written consent in lieu of a meeting after informal discussions, and the written consents to all such actions were unanimous.

                                  PROPOSAL 2

              Approval of the 1997 Stock Option Plan, As Amended

     In January 1998, the Board of Directors adopted, and the stockholders subsequently approved, the Company's 1997 Stock Option Plan (the "1997 Plan") authorizing the issuance of 500,000 shares of the Company's Common Stock under the 1997 Plan. The 1997 Plan was intended to supplement the Company's 1992 Incentive Stock Option Plan and 1992 Non-Statutory Stock Option Plan, to allow the Company to continue to grant stock options to employees, directors and consultants at levels determined appropriate by the Board, and to allow the Company more flexibility in obtaining and retaining qualified employees (including officers), directors and consultants of the Company and promoting the success of the Company's business.

     As of February 11, 2000, options (net of canceled or expired options) covering an aggregate of 498,833 shares of the Company's common stock had been granted under the 1997 Plan. On February 22, 2000, the Board of Directors amended the Plan to increase the number of shares authorized for issuance thereunder by 500,000 shares, to an aggregate of 1,000,000 shares, subject to stockholder approval.

     Stockholders are requested in this Proposal 2 to approve the 1997 Plan, as amended. The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the meeting will be required to approve the 1997 Plan. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted toward a quorum, but are not counted for any purpose in determining whether this matter has been approved.

                       THE BOARD OF DIRECTORS RECOMMENDS
                        A VOTE IN FAVOR OF PROPOSAL 2.

     The essential features of the 1997 Plan are outlined below:

General

     The 1997 Plan provides for the grant of both incentive and non-statutory stock options. Incentive stock options granted under the 1997 Plan are intended to qualify as "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). Non-statutory stock options granted under the 1997 Plan are intended not to qualify as incentive stock options under the Code. See "Federal Income Tax Information" for a discussion of the tax treatment of incentive and non-statutory stock options.

Purpose

     The 1997 Plan was adopted to provide a means by which employees and directors of and consultants to the Company and its affiliates could be given an opportunity to purchase stock in the Company, to assist in retaining the services of employees or directors of or consultants to the Company, to secure and retain the services of new employees, directors and consultants and to provide incentives for such persons to exert maximum efforts for the success of the Company and its affiliates.

Administration

     The 1997 Plan is administered by the Board of Directors of the Company. The Board has the power to construe and interpret the 1997 Plan and, subject to the provisions of the 1997 Plan, to determine the persons to whom and the dates on which options will be granted, the number of shares to be subject to each option, the time or times during the term of each option within which all or a portion of such option may be exercised, the exercise price, the type of consideration and other terms of the option. The Board of Directors is authorized to delegate administration of the 1997 Plan to a committee or committees of the Board.

Eligibility

     Incentive stock options may be granted under the 1997 Plan only to employees (including officers) of the Company and its affiliates. Employees (including officers), directors and consultants are eligible to receive non-statutory stock options under the 1997 Plan. No person shall be eligible to be granted options covering more than 250,000 shares of the Company's Common Stock during any twelve-month period. See "Adjustment Provisions" below.

     No stock option may be granted under the 1997 Plan to any person who, at the time of the grant, owns (or is deemed to own) stock possessing more than 10% of the total combined voting power of the Company or any affiliate of the Company, unless the option exercise price is at least 110% of the fair market value of the stock subject to the option on the date of grant, and the term of the option does not exceed five years from the date of grant. For incentive stock options granted under the 1997 Plan, the aggregate fair market value, determined at the time of grant, of the shares of Common Stock with respect to which such options are exercisable for the first time by an optionee during any calendar year (under all such plans of the Company and its affiliates) may not exceed $100,000.

Stock subject to the 1997 Plan

     Subject to stockholder approval of this Proposal 2, stock options granted under the 1997 Plan may not exceed in the aggregate 1,000,000 shares of the Company's Common Stock. If options granted under the 1997 Plan expire or otherwise terminate without being exercised, the Common Stock not purchased pursuant to such options again becomes available for issuance under the 1997 Plan.

Terms of options

     The following is a description of the permissible terms of options under the 1997 Plan. Individual option grants may be more restrictive as to any or all of the permissible terms described below.

     Exercise Price; Payment. The exercise price of incentive stock options under the 1997 Plan may not be less than the fair market value of the Common Stock subject to the option on the date of the option grant, and in some cases (see "Eligibility" above), may not be less than 110% of such fair market value. The exercise price of non-statutory options under the 1997 Plan may not be less than 85% of the fair market value of the Common Stock subject to the option on the date of the option grant. At February 11, 2000, the closing price of the Company's Common Stock as reported on the NASDAQ SmallCap system was $8.375 per share.

     In the event of a decline in the value of the Company's Common Stock, the Board has the authority to offer employees the opportunity to replace outstanding higher priced options, whether incentive or non-statutory, with new lower priced options. To the extent required by Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), an option repriced under the 1997 Plan is deemed to be canceled and a new option granted. Both the option deemed to be canceled and the new option deemed to be granted will be counted against the 250,000 share limitation referred to above.

     The exercise price of options granted under the 1997 Plan may be paid either: (a) in cash at the time the option is exercised; or (b) at the discretion of the Board, (i) by delivery of other Common Stock of the Company or
(ii) in any other form of legal consideration acceptable to the Board.

     Option Exercise. Options granted under the 1997 Plan may become exercisable in periodic installments ("vest") as determined by the Board. Shares covered by currently outstanding options under the 1997 Plan typically vest at the rate of 33% per year during the optionee's employment or services as a director or consultant. Shares covered by options granted in the future under the 1997 Plan may be subject to different vesting terms. The Board has the power to accelerate the time during which an option may be exercised. In addition, options granted under the 1997 Plan may permit exercise prior to vesting, but in such event the optionee may be required to enter into an early exercise stock purchase agreement that allows the Company to repurchase shares not yet vested at their exercise price should the optionee leave the employ of the Company before vesting. To the extent provided by the terms of an option, an optionee may satisfy any federal, state or local tax withholding obligation relating to the exercise of such option by a cash payment upon exercise, by authorizing the Company to withhold a portion of the stock otherwise issuable to the optionee, by delivering already-owned stock of the Company or by a combination of these means.

     Term. The maximum term of options under the 1997 Plan is ten years, except that in certain cases (see "Eligibility" above) the maximum term is five years. Options under the 1997 Plan generally terminate three months after termination of the optionee's employment or relationship as a consultant or director of the Company or any affiliate of the Company, unless (a) such termination is due to such person's disability, in which case the option may, but need not, provide that it may be exercised at any time within one year of such termination; (b) the optionee dies while employed by or serving as a consultant or director of the Company or any affiliate of the Company, or within three months after termination of such relationship, in which case the option may, but need not, provide that it may be exercised (to the extent the option was exercisable at the time of the optionee's death) within eighteen months of the optionee's death by the person or persons to whom the rights to such option pass by will or by the laws of descent and distribution; or (c) the option by its terms specifically provides otherwise. Individual options by their terms may provide for exercise within a longer period of time following termination of employment or the consulting or director relationship. The option term may also be extended in the event that exercise of the option within these periods is prohibited for specified reasons.

Adjustment provisions

     If there is any change in the stock subject to the 1997 Plan or subject to any option granted under the 1997 Plan (through merger, consolidation, reorganization, recapitalization, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or otherwise), the 1997 Plan and options outstanding thereunder will be appropriately adjusted as to the class and the maximum number of shares subject to such plan, the maximum number of shares which may be granted to an employee during any twelve month period, and the class, number of shares and price per share of stock subject to such outstanding options.

Effect of certain corporate events

     The 1997 Plan provides that, in the event of a dissolution or liquidation of the Company or a specified type of merger or other corporate reorganization, to the extent permitted by law, any surviving corporation will be required either to assume options outstanding under the 1997 Plan or to substitute similar options for those outstanding under the 1997 Plan, or such outstanding options will continue in full force and effect. In the event that any surviving corporation declines to assume or continue options outstanding under the 1997 Plan, or to substitute similar options, then, with respect to those optionees who are currently rendering services to the Company, the time during which such options may be exercised will be accelerated and the options terminated if not exercised during such time. The acceleration of an option in the event of an acquisition or similar corporate event may be viewed as an anti-takeover provision, which may have the effect of discouraging a proposal to acquire or otherwise obtain control of the Company.

Duration, amendment and termination

     The Board may suspend or terminate the 1997 Plan without stockholder approval or ratification at any time or from time to time. Unless sooner terminated, the 1997 Plan will terminate on January 22, 2008.

     The Board may also amend the 1997 Plan at any time or from time to time. However, no amendment will be effective unless approved by the stockholders of the Company within twelve months before or after its adoption by the Board if the amendment would: (a) modify the requirements as to eligibility for participation (to the extent such modification requires stockholder approval in order for the Plan to satisfy Section 422 of the Code, if applicable, or Rule 16b-3 ("Rule 16b-3") of the Securities Exchange Act of 1934, as amended (the "Exchange Act")); (b) increase the number of shares reserved for issuance upon exercise of options; or (c) change any other provision of the Plan in any other way if such modification requires stockholder approval in order to comply with Rule 16b-3 or satisfy the requirements of Section 422 of the Code. The Board may submit any other amendment to the 1997 Plan for stockholder approval, including, but not limited to, amendments intended to satisfy the requirements of Section 162(m) of the Code regarding the exclusion of performance-based compensation from the limitation on the deductibility of compensation paid to certain employees.

Restrictions on transfer

     Under the 1997 Plan, an incentive stock option may not be transferred by the optionee otherwise than by will or by the laws of descent and distribution and during the lifetime of the optionee, may be exercised only by the optionee. A non-statutory stock option may be transferred upon such terms and conditions as are set forth in the option agreement for such non-statutory stock option.
In addition, shares subject to repurchase by the Company under an early exercise stock purchase agreement may be subject to restrictions on transfer, which the Board deems appropriate.

Federal income tax information

     Incentive Stock Options. Incentive stock options under the 1997 Plan are intended to be eligible for the favorable federal income tax treatment accorded "incentive stock options" under the Code.

     There generally are no federal income tax consequences to the optionee or the Company by reason of the grant or exercise of an incentive stock option. However, the exercise of an incentive stock option may result in the imposition of or an increase in alternative minimum tax liability to the optionee.

     If an optionee holds stock acquired through exercise of an incentive stock option for at least two years after the date on which the option is granted and for at least one year after the date on which the shares are transferred to the optionee upon exercise of the option, any gain or loss on a disposition of such stock will be capital gain or loss. The two year and one year periods described above run concurrently, and an optionee must satisfy both periods in order to obtain capital gain or loss treatment as described above. Generally, if the optionee disposes of the stock before the expiration of either of these holding periods (a "disqualifying disposition"), at the time of disposition, the optionee will realize taxable ordinary income equal to the lesser of (a) the excess of the stock's fair market value on the date of exercise over the exercise price, or (b) the optionee's actual gain, if any, on the purchase and sale. The optionee's additional gain, or any loss, upon the disqualifying disposition will be a capital gain or loss, which will be long-term or short-term depending on how long the stock was held. Capital gains currently are generally subject to lower tax rates than ordinary income. Slightly different rules may apply to optionees who acquire stock subject to certain repurchase options or who are subject to Section 16(b) of the Securities Exchange Act of 1934 (the "Exchange Act").

     To the extent the optionee recognizes ordinary income by reason of a disqualifying disposition, the Company will generally be entitled (subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation) to a corresponding business expense deduction in the tax year in which the disqualifying disposition occurs.

     Non-statutory Stock Options. Non-statutory stock options granted under the 1997 Plan generally have the following federal income tax consequences.

     There are no tax consequences to the optionee or the Company by reason of the grant of a non-statutory stock option. Upon exercise of a non-statutory stock option, the optionee normally will recognize taxable ordinary income equal to the excess of the stock's fair market value on the date of exercise over the option exercise price. Generally, with respect to employees, the Company is required to withhold from regular wages or supplemental wage payments an amount based on the ordinary income recognized. Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a reporting obligation, the Company will generally be entitled to a business expense deduction equal to the taxable ordinary income realized by the optionee. Upon disposition of the stock, the optionee will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock plus any amount recognized as ordinary income upon exercise of the option. Such gain or loss will be long-term or short-term depending on how long the stock was held. Slightly different rules may apply to optionees who acquire stock subject to certain repurchase options or who are subject to Section 16(b) of the Exchange Act.

     Potential Limitation on Company Deductions. Code Section 162(m) denies a deduction to any publicly held corporation for compensation paid to certain employees in a taxable year to the extent that compensation exceeds $1 million for a covered employee. It is possible that compensation attributable to awards under the 1997 Plan, when combined with all other types of compensation received by a covered employee from the Company, may cause this limitation to be exceeded in any particular year.

     Certain kinds of compensation, including qualified "performance-based compensation," are disregarded for purposes of the deduction limitation. In accordance with Treasury regulations issued under Section 162(m) of the Code, compensation attributable to stock options will qualify as performance-based compensation, provided that: (i) the stock award plan contains a per-employee limitation on the number of shares for which stock options may be granted during a specified period; (ii) the per-employee limitation is approved by the stockholders; (iii) the award is granted by a compensation committee comprised solely of "outside directors;" and (iv) the exercise price of the award is no less than the fair market value of the stock on the date of grant.

                                  PROPOSAL 3

               RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

     The Board of Directors has selected BDO Seidman, LLP as the Company's independent auditors for the fiscal year ending September 30, 2000 and has further directed that management submit the selection of independent auditors for ratification by the stockholders at the Annual Meeting. BDO Seidman, LLP has audited the Company's financial statements since 1995. A representative of BDO Seidman, LLP is not expected to be present at the Annual Meeting.

     Stockholder ratification of the selection of BDO Seidman, LLP is not required by the Company's Bylaws or otherwise. However, the Board is submitting the selection of BDO Seidman, LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Board will consider whether or not to retain that firm. Even if the selection is ratified, the Board in its discretion may direct the appointment of different independent auditors at any time during the year if it determines that such a change would be in the best interest of the Company and its stockholders.

     The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to ratify the selection of BDO Seidman, LLP. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

                       THE BOARD OF DIRECTORS RECOMMENDS
                        A VOTE IN FAVOR OF PROPOSAL 3.

                             ADDITIONAL INFORMATION

Management

     Set forth below is information regarding executive officers of the Company. All executive officers serve at the pleasure of the Board of Directors.

             Name               Age                 Position
     --------------------       ---    -------------------------------------
     Cornelius J. Brosnan       52     Chairman of the Board of Directors,
                                       President and Chief Executive Officer

     Elwood G. Norris           61     Director and Chief Technology Officer

     Renee Warden               35     Chief Accounting Officer, Treasurer
                                       and Secretary

* Biographical information about Cornelius J. Brosnan and Elwood G. Norris is set forth under Proposal 1 above.

Renee Warden was appointed Chief Accounting Officer, Treasurer and Secretary of the Company in March 1999. From May 1993 until her promotion she served as the Company's Accounting Manager. Since June 1997 she has also served as Controller of e.Digital and she previously served as Accounting Manager for e.Digital. Ms. Warden obtained a B.S. degree in business accounting from the University of Phoenix in 1999. Ms. Warden devotes only part-time services to the Company, approximating 25 hours per week.


                             SECURITY OWNERSHIP OF
                   CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding the ownership of the Company's stock as of February 11, 2000 by: (i) each director and nominee for director; (ii) each of the executive officers named in the Summary Compensation Table; (iii) all executive officers and directors of the Company as a group; and (iv) all those known by the Company to be beneficial owners of more than five percent of any class of the Company's voting stock.



                        Name and Address                       Amount & Nature of
Title of Class         of Beneficial Owner                   Beneficial Ownership (1)     Percent of Class
--------------  ----------------------------------         -------------------------     -----------------
Common           Elwood G. Norris                                      3,228,634 (2)             26.8%
                 13114 Evening Creek Drive South
                 San Diego, California 92128

Common           Cornelius J. Brosnan                                    187,500 (3)              1.6%
                 13114 Evening Creek Drive South
                 San Diego, California 92128

                        Name and Address                       Amount & Nature of
Title of Class         of Beneficial Owner                   Beneficial Ownership (1)     Percent of Class
--------------  ----------------------------------         -------------------------     -----------------
Common           Richard M. Wagner                                        74,600 (4)                *
                 13114 Evening Creek Drive South
                 San Diego, California 92128

Common           O'Connell J. Benjamin                                    20,000 (3)                *
                 13114 Evening Creek Drive South
                 San Diego, California 92128

Common           David J. Carter                                          20,000 (3)                *
                 13114 Evening Creek Drive South
                 San Diego, California 92128

Series B         Entities Affiliated with Granite Capital LP             148,860 (5)             77.4%
                 126 E. 56/th/ Street, 25/th/ Floor
                 New York, NY 10022

Series B         Strategic Restructuring Partnership                      20,000                 10.4%
                 1114 Avenue of the Americas
                 New York, NY 10036

Common           All Directors and Executive
                 Officers as a Group (6 Persons)                       3,533,034 (6)             28.7%

*    Less than 1%.

------------------

(1) Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Percentage of beneficial ownership is based on 11,745,570 shares of Common Stock and 192,260 shares of Series B Preferred Stock outstanding on February 11, 2000.

(2) Includes 294,000 Common shares issuable upon the exercise of outstanding stock options within 60 days of February 11, 2000.

(3) Consists of Common shares issuable upon the exercise of outstanding stock options within 60 days of February 11, 2000.

(4) Includes 30,000 Common shares issuable upon the exercise of outstanding stock options within 60 days of February 11, 2000.

(5) Represents 100,000, 3,600, 16,000, 350 and 28,850 shares of Series B
    Preferred stock held by Granite Capital L.P., Granite Capital LP II, Granite Capital Overseas, Ermitage Granite Fund Ltd. and Grannum Value Fund, respectively (collectively, the "Granite Entities"). Walter F. Harrison, III and Louis M. Eisenberg are general partners of Granite Capital, LLC, Granite Capital International, LLC, and Grannum Capital Management, LLC, which entities share voting and investment power over all shares owned by the Granite Entities and therefore may be deemed to be beneficial owners of such shares. Each of Granite Capital L.P., Granite Capital LP II, Granite Capital Overseas, Ermitage Granite Fund Ltd. and Grannum Value Fund may be issued up to 100,000, 3,660, 16,000, 350, and 28,850, respectively, of shares of
    Common Stock upon the exercise of outstanding warrants that are exercisable within 60 days of February 11, 2000.

(6) Includes 553,800 Common shares issuable upon the exercise of outstanding stock options within 60 days of February 11, 2000.


            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 (the "Act") requires the Company's officers, directors and persons who own more than 10% of a class of the Company's securities registered under Section 12(g) of the Act to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC"). Officers, directors and greater than 10% stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely on a review of copies of such reports furnished to the Company and written representations that no other reports were required during the fiscal year ended September 30, 1999, the Company believes that all persons subject to the reporting requirements pursuant to Section 16(a) filed the required reports on a timely basis with the SEC, except (a) Cornelius J. Brosnan filed late a Form 5 disclosing two transactions; (b) Elwood J. Norris filed late a Form 5 disclosing one transaction; and (c) Richard M. Wagner filed late a Form 5 disclosing one transaction.

                             EXECUTIVE COMPENSATION

Compensation of Directors

     No direct or indirect remuneration has been paid or is payable by the Company to the directors in their capacity as directors during fiscal 1999. The Company does not anticipate paying during the fiscal year ending September 30, 2000 any direct or indirect remuneration to any directors of the Company in their capacity as directors other than in the form of reimbursement of expenses of attending directors' or committee meetings. However, directors have received in the past, and may receive in the future, stock option grants.

Compensation of Executive Officers

     There is shown below information concerning the compensation of the Company's chief executive officer for the fiscal year ended September 30, 1999 and the one other executive officer of the Company whose salary and bonus exceeded $100,000 during the fiscal year ended September 30, 1999 (each a "Named Executive Officer").

                           SUMMARY COMPENSATION TABLE

                                                                                                Long-Term
                                                        Annual Compensation                    Compensation
                                          ------------------------------------------------     -------------
                                                                                                Securities         All Other
     Name and Principal         Fiscal                                      Other Annual        Underlying       Compensation
         Position                Year       Salary($)       Bonus($)        Compensation($)     Options(#)            ($)
------------------------       ------       ---------     ----------        --------------     -------------     ------------
Cornelius J. Brosnan,            1999       $250,663              --                    --        200,000          $32,161(1)
 Chairman, President and         1998       $ 32,308      $   50,000                    --        300,000               --
 CEO                             1997             --              --                    --             --               --
                                                                                                       --
Elwood G. Norris,                1999       $125,893              --                    --         21,000               --
 Director and Chief              1998       $101,538      $   86,652 (2)     $         973 (3)         --               --
 Technology Officer              1997       $ 24,453              --         $       7,866 (3)         --               --

     (1) Represents bonus paid for relocation costs.

     (2) Represents bonus applied to cancel note.

     (3)  Represents royalties paid.

     Except for stock options, discussed below, and stock bonuses discussed above, no Named Executive Officer received any form of non-cash compensation from the Company in the fiscal years ended September 30, 1999, 1998 or 1997, or currently receives any such compensation, in excess of 10% of the amount of the total amount of annual salary and bonus reported for the Named Executive Officer above.

                                 OPTION GRANTS

     Shown below is certain information on grants of stock options for the fiscal year ended September 30, 1999 to the Named Executive Officers.

             OPTION GRANTS FOR FISCAL YEAR ENDED SEPTEMBER 30, 1999

                                                                                                      Potential
                                                                                                    Realizable Value
                                                                                                       at Assumed
                            Number of        Percent of Total                                       Annual Rates of
                           Securities        Options Granted                                            Stock
                           Underlying        to Employees in       Exercise     Expiration           Appreciation
      Name               Options Granted       Fiscal Year          Price          Date            5%            10%
-------------------     ----------------    ------------------    ---------    -----------       --------    --------
Cornelius J. Brosnan           100,000 (1)        22%              $10.00       7/16/2003        $      0     $      0
                               100,000 (2)        22%              $10.00       7/16/2003        $      0     $      0
Elwood G. Norris                21,000             5%              $ 5.00       2/02/2004        $ 29,010     $ 64,104

(1) Options vest if and when the market price of the Company's Common Stock equals or exceeds $25.00 per share for twenty consecutive trading days.

(2) Options vest if and when the market price of the Company's Common Stock equals or exceeds $50.00 per share for twenty consecutive trading days.

             AGGREGATED OPTION EXERCISES AND FISCAL YEAR-END VALUES

     The following table provides information on unexercised options of the Named Executive Officers at September 30, 1999:

                            Number of Unexercised Options Held at        Value of Unexercised In-The-Money Options At
                                      September 30, 1999                            September 30, 1999 (1)
                          ------------------------------------------     ---------------------------------------------
         Name                Exercisable           Unexercisable             Exercisable            Unexercisable
--------------------      ------------------      ------------------     ------------------         ------------------
Cornelius J. Brosnan            117,500                 382,500                    -- (2)                  -- (2)
Elwood G. Norris                287,000                  14,000            $1,923,688                 $32,375

(1) Based on the last sale price at the close of business on September 30, 1999 of $7.3125 per share.

(2) All options were out-of-the-money at September 30, 1999.

     The Company does not have any stock appreciation rights plans in effect and has no long-term incentive plans, as those terms are defined in Securities and Exchange Commission regulations. During the fiscal year ended September 30, 1999, the Company did not adjust or amend the exercise price of stock options awarded to the Named Executive Officers. The Company has no defined benefit or actuarial plans covering any Named Executive Officer.

                            EMPLOYMENT ARRANGEMENTS

     Effective July 17, 1998 the Company entered into a three year employment contract with Mr. Brosnan in his capacity Chairman of the Board of Directors, President and Chief Executive Officer. The agreement provides for a base salary of $20,000 per month, subject to future reviews. The agreement provides that bonuses are to be determined and payable at the discretion of the Board of Directors. The Company also pays limited automobile expenses to Mr. Brosnan. The Company may terminate Mr. Brosnan's employment with or without cause (as defined), but termination without cause (other than disability or death) results in a severance payment equal to up to six months of Mr. Brosnan's then monthly base salary. Likewise, upon a change in control (as defined in the agreement), Mr. Brosnan may elect to terminate his employment and obtain a payment equal to the greater of (i) the remaining months of the employment agreement multiplied by the then base monthly salary, or (ii) twelve months of Mr. Brosnan's then monthly base salary. Mr. Brosnan has agreed not to disclose trade secrets, has agreed to assign inventions to the Company during employment and has agreed to a two-year non-compete agreement. In connection with the employment agreement, the Company granted Mr. Brosnan options to purchase up to 250,000 common shares at $8.50 per share, with 10,000 shares vesting on the date of the grant and the balance vesting over 32 months commencing two months after his full-time service with the Company began, subject to acceleration for certain events. In connection with Mr. Brosnan's employment and move to the San Diego area, the Company agreed to pay limited moving expenses and paid a $50,000 bonus in lieu of amounts forfeited by Mr. Brosnan with his previous employer.

     Effective September 1, 1997 the Company entered into a three year employment contract with Mr. Norris, Director and Chief Technology Officer, for his part-time services. The agreement provides for a base salary of $10,000 per month, to be adjusted by the Board of Directors subject to future reviews. The agreement provides that Mr. Norris shall participate in bonus, benefit and other incentives at the discretion of the Board of Directors. The Company may terminate Mr. Norris' employment with or without cause (as defined), but termination without cause (other than disability or death) results in a severance payment equal to up to twelve months of Mr. Norris' then monthly base salary and any bonus on an as if perfected basis. Likewise upon a change in control (as defined in the agreement), Mr. Norris may elect to terminate his employment and obtain a payment equal to the greater of (i) the remaining months of the employment agreement multiplied by Mr. Norris' then base monthly salary plus any bonus on an as if perfected basis, or (ii) twelve months of Mr. Norris' then monthly base salary. Mr. Norris has agreed not to disclose trade secrets and has agreed to assign certain inventions (as defined) to the Company during employment.

     The Company is also obligated to pay to Mr. Norris a 1% royalty on all sales of radio equipment based on the gross amount received by the Company less returns and allowances pursuant to a September 3, 1985 royalty agreement. Pursuant to an Addendum Agreement dated December 2, 1996, the Company is also obligated to pay Mr. Norris a 2% royalty on gross revenues received by the Company from certain of the Company's technologies.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During the fiscal year ended September 30, 1999, the Board of Directors as a whole performed the role of a compensation committee. Cornelius J. Brosnan, Elwood G. Norris and Richard M. Wagner, each officers or employees of the Company for all or a portion of the fiscal year ended September 30, 1999, participated in deliberations of the Company's Board of Directors concerning executive officer compensation.

     Certain conflicts of interest now exist and will continue to exist between the Company and certain of its officers and directors due to the fact that they have other employment or business interests to which they devote some attention and they are expected to continue to do so. The Company's audit committee is authorized to review all related party transactions for conflicts of interest; however, the Company has not established policies or procedures for the resolution of current or potential conflicts of interest between the Company and its management or management-affiliated entities. There can be no assurance that members of management will resolve all conflicts of interest in the Company's favor. The officers and directors are accountable to the Company as fiduciaries, which means that they are legally obligated to exercise good faith and integrity in handling the Company's affairs. Failure by them to conduct the Company's business in its best interests may result in liability to them.

     It is conceivable that the respective areas of interest of the Company and e.Digital could overlap or conflict. The Company believes that although both of these corporations are involved in the electronics industry, the respective areas of focus, products and technology directions of the two companies are sufficiently distinct such that no conflict in business lines or executive loyalties will result. Because of this unlikelihood, no steps have been taken to resolve possible conflicts, and any such conflicts, should they arise, will be addressed at the appropriate time.

     During the fiscal year ended September 30, 1999, Mr. Norris served on the board of directors of e.Digital. Mr. Norris resigned from the board of e.Digital effective November 3, 1999. The board of directors of e.Digital performed the function of a compensation committee, and Mr. Norris, also an executive officer of e.Digital, served on the Company's Board of Directors, which performed the function of a compensation committee. Renee Warden, the Company's Chief Accounting Officer, Treasurer and Secretary, serves as the Chief Accounting Officer of e.Digital. See "Certain Transactions" concerning relationships between the Company and e.Digital.

              BOARD OF DIRECTORS REPORT ON EXECUTIVE COMPENSATION

     Introductory Note: The following report is not deemed to be incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed soliciting material or filed under such Acts.

     To:  Shareholders of American Technology Corporation

     Compensation policies for the fiscal year ended September 30, 1999 were established by the Board of Directors as a whole. For the fiscal year ending September 30, 2000, the Board has designated a compensation committee which will succeed to many of the functions of the Board concerning executive compensation.

     The primary philosophy of the Board regarding compensation is to offer packages which reward each of the members of senior management proportionately to each person's individual performance and to the Company's overall financial performance and growth during the previous fiscal year.

     The Board measured individual and team performance on the basis of both quantitative and qualitative factors. The Board believes that the components of executive compensation should include base salary, annual and long-term incentive compensation, stock option grants and other benefits summarized below.

  Executive compensation

     Base salary. Base salaries are intended to be competitive with market rates and are based on an internal evaluation of the responsibilities of each position. Salaries for executive officers are reviewed on an annual basis. The compensation policies of the Board are designed to set the Company's executive compensation, including salary and short-term and long-term incentive programs, at a level consistent with amounts paid to executive officers of comparable companies and consistent with marketplace requirements to attract and retain management personnel with the experience and background to drive the commercialization of the Company's technologies.

     The compensation policies of the Board are particularly designed to align executive officer and senior management salaries and bonus compensation to the individual's performance in the short-term and to emphasize compensation from equity, primarily employee stock options, for long-term incentives.

     Long term incentives. The Company's long-term incentive programs consists of a stock option program pursuant to which the Chief Executive Officer and other executive officers (as well as other key employees) are periodically granted stock options at the then fair market value (or higher prices) of the Company's Common Stock. These option programs are designed to provide such persons with significant compensation based on overall Company performance as reflected in the stock price, to create a valuable retention device through standard three to five year vesting schedules and to help align employees' and shareholders' interests. Stock options are typically granted at the time of hire to key new employees, at the time of promotion to certain employees and periodically to a broad group of existing key employees and executive officers.

     Chief Executive Officer compensation

     The Company hired Cornelius J. Brosnan as its Chairman of the Board, President and Chief Executive Officer, on August 3, 1998. The Company entered into a three-year contract with Mr. Brosnan dated August 3, 1998, providing a base annual salary of $240,000. The Board set Mr. Brosnan's base annual salary competitively with his earnings at Sprint PCS immediately prior to his employment with the Company, adjusted to a level to compensate for increased cost of living in Southern California. The Board has not approved any pay increases at this time.

     In connection with the employment agreements, the Board granted Mr. Brosnan a stock option, exercisable for 250,000 shares of Company Common Stock at $8.50 per share, on July 15, 1998. The option vested as to 10,000 shares at the time of grant with the remaining 240,000 shares vesting over a thirty-two month period commencing October 1, 1998. The Board of Directors granted two additional options to Mr. Brosnan on July 16, 1999, each exercisable for 100,000 shares of Company Common Stock at $10.00 per share. The exercisability of these options are contingent on the Company's Common Stock achieving a market price of $25 and $50 per share, respectively, for twenty consecutive trading days. The exercise price for each of these two options was set above the market value of the Company's Common Stock on the date the option was granted in order to provide a long-term incentive to improve shareholder value.

     Since Mr. Brosnan was hired shortly before the beginning of the fiscal year ended September 30, 1999 pursuant to an employment agreement, the compensation paid to him during the past fiscal year was not specifically performance related. The Board expects the newly appointed compensation committee to fully evaluate Mr. Brosnan's performance (as well as that of other executive officers) during fiscal 2000. As part of that process, the compensation committee will determine whether Mr. Brosnan will receive additional compensation for fiscal 2000 and will also consider an annual adjustment to Mr. Brosnan's base salary if deemed necessary.

     Cornelius J. Brosnan
     Elwood G. Norris
     Richard M. Wagner
     David J. Carter
     O'Connell J. Benjamin


                        COMPANY STOCK PRICE PERFORMANCE

     Introductory Note: The stock price performance graph below is not deemed to be incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed soliciting material or filed under such Acts.

     The following graph compares the five-year cumulative total return on the Company's Common Stock to the total returns of 1) NASDAQ Stock Market and 2) NASDAQ Stock - Electronic & Electrical Equipment & Components, excluding Computer Equipment. This comparison assumes in each case that $100 was invested on September 30, 1994 and all dividends were reinvested. The Company's fiscal year ends on September 30 each year.

DATA POINTS IN PERFORMANCE GRAPH REPRESENTED IN TABLE BELOW

                                      9/30/94   9/30/95  9/30/96   9/30/97  9/30/98   9/30/99
American Technology Corporation        100.0      80.0    980.0     768.0     780.0    1070.0
Nasdaq Stock Market                    100.0     138.1    164.3     224.5     235.2     370.5
Nasdaq Electronic Component Stock      100.0     199.4    239.9     419.1     344.0     689.9

                             CERTAIN TRANSACTIONS

     On July 11, 1997, the Company entered into a three-year lease. To meet the credit requirements of the landlord, both the Company and e.Digital entered into a joint lease agreement for approximately 12,925 square feet with aggregate monthly payments of $13,830 inclusive of utilities and costs. The Company is occupying approximately 7,500 square feet of the jointly leased office space with its share of monthly payments being approximately $8,000. Accordingly, the Company could become obligated for the entire lease should e.Digital default on its share of payments thereon. Elwood G. Norris, a Director and Chief Technology Officer of the Company, was a director and Chief Technology Officer of e.Digital until November 1999. He is the owner of less than 1% of e.Digital's common shares. Renee Warden, Chief Accounting Officer, Treasurer and Secretary of the Company, is Controller of e.Digital and the owner of less than 1% of its common shares.

                                 OTHER MATTERS

     The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

                         By Order of the Board of Directors


                         /s/ Renee Warden
                         ---------------------------------------
                         Renee Warden
                         Secretary


March 1, 2000


     A copy of the Company's Annual Report to the Securities and Exchange Commission on Form 10-K for the fiscal year ended September 30, 1999 is available without charge upon written request to the Secretary, American Technology Corporation, 13114 Evening Creek Drive South, San Diego, California 92128.

                                                                        Appendix

                        AMERICAN TECHNOLOGY CORPORATION
                            1997 STOCK OPTION PLAN
                           ADOPTED JANUARY 23, 1998
                          AS AMENDED FEBRUARY 22, 2000

1.   Purposes.

     (a) The purpose of the Plan is to provide a means by which selected Employees and Directors of, and Consultants to, the Company, and its Affiliates, may be given an opportunity to purchase stock of the Company.

     (b) The Company, by means of the Plan, seeks to retain the services of persons who are now Employees or Directors of or Consultants to the Company or its Affiliates, to secure and retain the services of new Employees, Directors and Consultants, and to provide incentives for such persons to exert maximum efforts for the success of the Company and its Affiliates.

     (c) The Company intends that the Options issued under the Plan shall, in the discretion of the Board or any Committee to which responsibility for administration of the Plan has been delegated pursuant to subsection 3(c), be either Incentive Stock Options or Nonstatutory Stock Options. All Options shall be separately designated Incentive Stock Options or Nonstatutory Stock Options at the time of grant, and in such form as issued pursuant to Section 6, and a separate certificate or certificates will be issued for shares purchased on exercise of each type of Option.

2.   Definitions.

     (a) "Affiliate" means any parent corporation or subsidiary corporation, whether now or hereafter existing, as those terms are defined in Sections 424(e) and (f) respectively, of the Code.

                                       1.

     (b) "Board" means the Board of Directors of the Company.

     (c) "Code" means the Internal Revenue Code of 1986, as amended.

     (d) "Committee" means a Committee appointed by the Board in accordance with subsection 3(c) of the Plan.

     (e) "Company" means American Technology Corporation, a Delaware corporation.

     (f) "Consultant" means any person, including an advisor, engaged by the Company or an Affiliate to render consulting services and who is compensated for such services, provided that the term "Consultant" shall not include Directors who are paid only a director's fee by the Company or who are not compensated by the Company for their services as Directors.

     (g) "Continuous Status as an Employee, Director or Consultant" means that the service of an individual to the Company, whether as an Employee, Director or Consultant, is not interrupted or terminated. The Board or the chief executive officer of the Company may determine, in that party's sole discretion, whether Continuous Status as an Employee, Director or Consultant shall be considered interrupted in the case of: (i) any leave of absence approved by the Board or the chief executive officer of the Company, including sick leave, military leave, or any other personal leave; or (ii) transfers between the Company, Affiliates or their successors.

     (h) "Covered Employee" means the chief executive officer and the four (4) other highest compensated officers of the Company for whom total compensation is required to be reported to stockholders under the Exchange Act, as determined for purposes of Section 162(m) of the Code.

     (i) "Director" means a member of the Board.

                                       2.

     (j) "Employee" means any person, including Officers and Directors, employed by the Company or any Affiliate of the Company. Neither service as a Director nor payment of a director's fee by the Company shall be sufficient to constitute "employment" by the Company.

     (k) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     (l) "Fair Market Value" means, as of any date, the value of the common stock of the Company determined as follows and in each case in a manner consistent with Section 260.140.50 of Title 10 of the California Code of Regulations.

          (1) If the common stock is listed on any established stock exchange or traded on the Nasdaq National Market or the Nasdaq SmallCap Market, the Fair Market Value of a share of common stock shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Company's common stock) on the last market trading day prior to the day of determination, as reported in The Wall Street Journal or such other source as the Board deems reliable.

          (2) If the common stock is quoted on the Nasdaq Stock Market (but not on the National Market thereof) or is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a share of common stock shall be the mean between the bid and asked prices for the common stock on the last market trading day prior to the day of determination, as reported in the Wall Street Journal or such other source as the Board deems reliable.

          (3) In the absence of such markets for the common stock, the Fair Market Value shall be determined in good faith by the Board.

                                       3.

     (m) "Incentive Stock Option" means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

     (n) "Listing Date" means the first date upon which any security of the Company is listed (or approved for listing) upon notice of issuance on any securities exchange, or designated (or approved for designation) upon notice of issuance as a national market security on an interdealer quotation system if such securities exchange or interdealer quotation system has been certified in accordance with the provisions of Section 25100(o) of the California Corporate Securities Law of 1968.

     (o) "Non-Employee Director" means a Director who either (i) is not a current Employee or Officer of the Company or its parent or subsidiary, does not receive compensation (directly or indirectly) from the Company or its parent or subsidiary for services rendered as a consultant or in any capacity other than as a Director (except for an amount as to which disclosure would not be required under Item 404(a) of Regulation S-K promulgated pursuant to the Securities Act ("Regulation S-K")), does not possess an interest in any other transaction as to which disclosure would be required under Item 404(a) of Regulation S-K, and is not engaged in a business relationship as to which disclosure would be required under Item 404(b) of Regulation S-K; or (ii) is otherwise considered a "non-employee director" for purposes of Rule 16b-3.

     (p) "Nonstatutory Stock Option" means an Option not intended to qualify as an Incentive Stock Option.

     (q) "Officer" means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

                                       4.

     (r) "Option" means a stock option granted pursuant to the Plan.

     (s) "Option Agreement" means a written agreement between the Company and an Optionee evidencing the terms and conditions of an individual Option grant.
Each Option Agreement shall be subject to the terms and conditions of the Plan.

     (t) "Optionee" means a person to whom an Option is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Option.

     (u) "Outside Director" means a Director who either (i) is not a current employee of the Company or an "affiliated corporation" (within the meaning of the Treasury regulations promulgated under Section 162(m) of the Code), is not a former employee of the Company or an "affiliated corporation" receiving compensation for prior services (other than benefits under a tax qualified pension plan), was not an officer of the Company or an "affiliated corporation" at any time, and is not currently receiving direct or indirect remuneration from the Company or an "affiliated corporation" for services in any capacity other than as a Director, or (ii) is otherwise considered an "outside director" for purposes of Section 162(m) of the Code.

     (v) "Plan" means this American Technology Corporation 1997 Stock Option
Plan.

     (w) "Rule 16b-3" means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect with respect to the Company at the time discretion is being exercised regarding the Plan.

     (x) "Securities Act" means the Securities Act of 1933, as amended.

3.   Administration.

     (a) The Plan shall be administered by the Board unless and until the Board delegates administration to a Committee, as provided in subsection 3(c).

                                       5.

     (b) The Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

         (1) To determine from time to time which of the persons eligible under the Plan shall be granted Options; when and how each Option shall be granted; whether an Option will be an Incentive Stock Option or a Nonstatutory Stock Option; the provisions of each Option granted (which need not be identical), including the time or times such Option may be exercised in whole or in part; and the number of shares for which an Option shall be granted to each such person.

         (2) To construe and interpret the Plan and Options granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any Option Agreement, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

         (3) To amend the Plan or an Option as provided in Section 11.

     (c) The Board may delegate administration of the Plan to a committee of the Board composed of not fewer than two (2) members (the "Committee"), all of the members of which Committee may be, in the discretion of the Board, Non-Employee Directors and/or Outside Directors. If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board, including the power to delegate to a subcommittee of two (2) or more Outside Directors any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board shall thereafter be to the Committee or such a subcommittee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to

                                       6.

time by the Board. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan. Additionally, prior to the Listing Date, and notwithstanding anything to the contrary contained herein, the Board may delegate administration of the Plan to any person or persons, and the term "Committee" shall apply to any person or persons to whom such authority has been delegated. Notwithstanding anything in this Section 3 to the contrary, the Board or the Committee may delegate to a committee of one or more members of the Board the authority to grant Options to eligible persons who (1) are not then subject to Section 16 of the Exchange Act and/or (2) are either (i) not then Covered Employees and are not expected to be Covered Employees at the time of recognition of income resulting from such Option, or (ii) not persons with respect to whom the Company wishes to comply with Section 162(m) of the Code.

4.   Shares Subject To The Plan.

     (a) Subject to the provisions of Section 10 relating to adjustments upon changes in stock, the stock that may be sold pursuant to Options shall not exceed in the aggregate one million (1,000,000) shares of the Company's common stock. If any Option shall for any reason expire or otherwise terminate, in whole or in part, without having been exercised in full, the stock not purchased under such Option shall revert to and again become available for issuance under the Plan.

     (b) The stock subject to the Plan may be unissued shares or reacquired shares, bought on the market or otherwise.

5.   Eligibility.

     (a) Incentive Stock Options may be granted only to Employees. Nonstatutory Stock Options may be granted only to Employees, Directors or Consultants.

                                       7.

     (b) No person shall be eligible for the grant of an Option if, at the time of grant, such person owns (or is deemed to own pursuant to Section 424(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any of its Affiliates unless the exercise price of such Option is at least one hundred ten percent (110%) of the Fair Market Value of such stock at the date of grant and the Option is not exercisable after the expiration of five (5) years from the date of grant.

     (c) Subject to the provisions of Section 10 relating to adjustments upon changes in stock, no person shall be eligible to be granted Options covering more than two hundred fifty thousand (250,000) shares of the Company's common stock in any twelve (12) month period. This subsection 5(c) shall not apply prior to the Listing Date and, following the Listing Date, shall not apply until
(i) the earliest of: (A) the first material modification of the Plan (including any increase to the number of shares reserved for issuance under the Plan in accordance with Section 4); (B) the issuance of all of the shares of common stock reserved for issuance under the Plan; (C) the expiration of the Plan; or
(D) the first meeting of stockholders at which directors are to be elected that occurs after the close of the third calendar year following the calendar year in which occurred the first registration of an equity security under Section 12 of the Exchange Act; or (ii) such other date required by Section 162(m) of the Code and the rules and regulations promulgated thereunder.

6.   Option Provisions.

     Each Option shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. The provisions of separate Options need not be identical, but each Option shall include (through incorporation of provisions hereof by reference in the Option or otherwise) the substance of each of the following provisions:

                                       8.

     (a) Term. No Option shall be exercisable after the expiration of ten (10) years from the date it was granted.

     (b) Price. The exercise price of each Incentive Stock Option shall be not less than one hundred percent (100%) of the Fair Market Value of the stock subject to the Option on the date the Option is granted; the exercise price of each Nonstatutory Stock Option shall be not less than eighty-five percent (85%) of the Fair Market Value of the stock subject to the Option on the date the Option is granted. Notwithstanding the foregoing, an Option (whether an Incentive Stock Option or a Nonstatutory Stock Option) may be granted with an exercise price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 424(a) of the Code.

     (c) Consideration. The purchase price of stock acquired pursuant to an Option shall be paid, to the extent permitted by applicable statutes and regulations, either (i) in cash at the time the Option is exercised, or (ii) at the discretion of the Board or the Committee, at the time of the grant of the Option, (A) by delivery to the Company of other common stock of the Company, or
(B) in any other form of legal consideration that may be acceptable to the Board. In the case of any deferred payment arrangement, interest shall be compounded at least annually and shall be charged at the minimum rate of interest necessary to avoid the treatment as interest, under any applicable provisions of the Code, of any amounts other than amounts stated to be interest under the deferred payment arrangement.

     (d) Transferability. An Option shall not be transferable except by will or by the laws of descent and distribution, and shall be exercisable during the lifetime of the person to whom the Option is granted only by such person. The person to whom the Option is granted

                                       9.

may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Optionee, shall thereafter be entitled to exercise the Option.

     (e) Vesting. The total number of shares of stock subject to an Option may, but need not, be allotted in periodic installments (which may, but need not, be equal). The Option Agreement may provide that from time to time during each of such installment periods, the Option may become exercisable ("vest") with respect to some or all of the shares allotted to that period, and may be exercised with respect to some or all of the shares allotted to such period and/or any prior period as to which the Option became vested but was not fully exercised. The Option may be subject to such other terms and conditions on the time or times when it may be exercised (which may be based on performance or other criteria) as the Board may deem appropriate. The vesting provisions of individual Options may vary but in each case will provide for vesting of at least twenty percent (20%) per year of the total number of shares subject to the Option; provided, however, that an Option granted to an officer, director or consultant (within the meaning of Section 260.140.41 of Title 10 of the California Code of Regulations) may become fully exercisable, subject to reasonable conditions such as continued employment, at any time or during any period established by the Company or of any of its Affiliates. The provisions of this subsection 6(e) are subject to any Option provisions governing the minimum number of shares as to which an Option may be exercised.

     (f) Securities Law Compliance. The Company may require any Optionee, or any person to whom an Option is transferred under subsection 6(d), as a condition of exercising any such Option, (1) to give written assurances satisfactory to the Company as to the Optionee's knowledge and experience in financial and business matters and/or to employ a purchaser

                                      10.

representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters, and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Option; and (2) to give written assurances satisfactory to the Company stating that such person is acquiring the stock subject to the Option for such person's own account and not with any present intention of selling or otherwise distributing the stock. The foregoing requirements, and any assurances given pursuant to such requirements, shall be inoperative if (i) the issuance of the shares upon the exercise of the Option has been registered under a then currently effective registration statement under the Securities Act, or
(ii) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws. The Company may require the Optionee to provide such other representations, written assurances or information which the Company shall determine is necessary, desirable or appropriate to comply with applicable securities and other laws as a condition of granting an Option to such Optionee or permitting the Optionee to exercise such Option. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the stock.

     (g) Termination of Employment or Relationship as a Director or Consultant. In the event an Optionee's Continuous Status as an Employee, Director or Consultant terminates (other than upon the Optionee's death or disability), the Optionee may exercise his or her Option (to the extent that the Optionee was entitled to exercise it as of the date of termination) but only within such period of time ending on the earlier of (i) the date three (3) months following the termination of the Optionee's Continuous Status as an Employee, Director or Consultant, or such

                                      11.

longer or shorter period, (which shall not be less than thirty (30) days, unless such termination is for cause) specified in the Option Agreement, or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If, at the date of termination, the Optionee is not entitled to exercise his or her entire Option, the shares covered by the unexercisable portion of the Option shall revert to and again become available for issuance under the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified in the Option Agreement, the Option shall terminate, and the shares covered by such Option shall revert to and again become available for issuance under the Plan.

     (h) Disability of Optionee. In the event an Optionee's Continuous Status as an Employee, Director or Consultant terminates as a result of the Optionee's disability, the Optionee may exercise his or her Option (to the extent that the Optionee was entitled to exercise it as of the date of termination), but only within such period of time ending on the earlier of (i) the date twelve (12) months following such termination (or such longer or shorter period, which in no event shall be less than six (6) months, specified in the Option Agreement), or
(ii) the expiration of the term of the Option as set forth in the Option Agreement. If, at the date of termination, the Optionee is not entitled to exercise his or her entire Option, the shares covered by the unexercisable portion of the Option shall revert to and again become available for issuance under the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified herein, the Option shall terminate, and the shares covered by such Option shall revert to and again become available for issuance under the Plan.

     (i) Death of Optionee. In the event of the death of an Optionee during, or within a period specified in the Option Agreement after the termination of, the Optionee's Continuous Status as an Employee, Director or Consultant, the Option may be exercised (to the extent the

                                      12.

Optionee was entitled to exercise the Option as of the date of death) by the Optionee's estate, by a person who acquired the right to exercise the Option by bequest or inheritance or by a person designated to exercise the option upon the Optionee's death pursuant to subsection 6(d), but only within the period ending on the earlier of (i) the date eighteen (18) months following the date of death (or such longer or shorter period, which in no event shall be less than six (6) months, specified in the Option Agreement), or (ii) the expiration of the term of such Option as set forth in the Option Agreement. If, at the time of death, the Optionee was not entitled to exercise his or her entire Option, the shares covered by the unexercisable portion of the Option shall revert to and again become available for issuance under the Plan. If, after death, the Option is not exercised within the time specified herein, the Option shall terminate, and the shares covered by such Option shall revert to and again become available for issuance under the Plan.

     (j) Early Exercise. The Option may, but need not, include a provision whereby the Optionee may elect at any time while an Employee, Director or Consultant to exercise the Option as to any part or all of the shares subject to the Option prior to the full vesting of the Option. Any unvested shares so purchased shall be subject to a repurchase right in favor of the Company, with the repurchase price to be equal to the original purchase price of the stock, or to any other restriction the Board determines to be appropriate; provided, however, that (i) the right to repurchase at the original purchase price shall lapse at a minimum rate of twenty percent (20%) per year over five (5) years from the date the Option was granted, and (ii) such right shall be exercisable only within (A) the ninety (90) day period following the termination of employment or the relationship as a Director or Consultant, or (B) such longer period as may be agreed to by the Company and the Optionee (for example, for purposes of satisfying the requirements of Section 1202(c)(3) of the Code (regarding "qualified small business stock")), and (iii) such right

                                      13.

shall be exercisable only for cash or cancellation of purchase money indebtedness for the shares. Notwithstanding the foregoing, shares received on exercise of an Option by an officer, director or consultant (within the meaning of Section 260.140.41 of Title 10 of the California Code of Regulations) may be subject to additional or greater restrictions.

     (k) Withholding. To the extent provided by the terms of an Option Agreement, the Optionee may satisfy any federal, state or local tax withholding obligation relating to the exercise of such Option by any of the following means or by a combination of such means: (1) tendering a cash payment; (2) authorizing the Company to withhold shares from the shares of the common stock otherwise issuable to the Optionee as a result of the exercise of the Option; or
(3) delivering to the Company owned and unencumbered shares of the common stock of the Company.

7.   Covenants Of The Company.

     (a) During the terms of the Options, the Company shall keep available at all times the number of shares of stock required to satisfy such Options.

     (b) The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to issue and sell shares of stock upon exercise of the Options; provided, however, that this undertaking shall not require the Company to register under the Securities Act either the Plan, any Option or any stock issued or issuable pursuant to any such Option. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of stock under the Plan, the Company

                                      14.

shall be relieved from any liability for failure to issue and sell stock upon exercise of such Options unless and until such authority is obtained.

8.   Use Of Proceeds From Stock.

     Proceeds from the sale of stock pursuant to Options shall constitute general funds of the Company.

9.   Miscellaneous.

     (a) Neither an Optionee nor any person to whom an Option is transferred under subsection 6(d) shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares subject to such Option unless and until such person has satisfied all requirements for exercise of the Option pursuant to its terms.

     (b) Throughout the term of any Option, the Company shall deliver to the holder of such Option, not later than one hundred twenty (120) days after the close of each of the Company's fiscal years during the Option term, a balance sheet and an income statement. This section shall not apply (i) after the Listing Date, or (ii) when issuance is limited to key employees whose duties in connection with the Company assure them access to equivalent information.

     (c) Nothing in the Plan or any instrument executed or Option granted pursuant thereto shall confer upon any Employee, Director, Consultant or Optionee any right to continue in the employ of the Company or any Affiliate (or to continue acting as a Director or Consultant) or shall affect the right of the Company or any Affiliate to terminate the employment of any Employee, with or without cause, to remove any Director as provided in the Company's Bylaws and the provisions of the General Corporation Law of the State of Delaware, or to terminate the relationship of any Consultant subject to the terms of that Consultant's agreement with the Company or Affiliate to which such Consultant is providing services.

                                      15.

     (d) To the extent that the aggregate Fair Market Value (determined at the time of grant) of stock with respect to which Incentive Stock Options are exercisable for the first time by any Optionee during any calendar year under all plans of the Company and its Affiliates exceeds one hundred thousand dollars ($100,000), the Options or portions thereof which exceed such limit (according to the order in which they were granted) shall be treated as Nonstatutory Stock Options.

     (e) (1) The Board or the Committee shall have the authority to effect, at any time and from time to time (i) the repricing of any outstanding Options under the Plan and/or (ii) with the consent of the affected holders of Options, the cancellation of any outstanding Options and the grant in substitution therefor of new Options under the Plan covering the same or different numbers of shares of common stock, but having an exercise price per share not less than eighty-five percent (85%) percent of the Fair Market Value (one hundred percent (100%) of the Fair Market Value in the case of an Incentive Stock Option or, in the case of a ten percent (10%) stockholder (as defined in subsection 5(b)), not less than one hundred and ten percent (110%) of the Fair Market Value) per share of common stock on the new grant date.

         (2) Shares subject to an Option canceled under this subsection 9(e) shall continue to be counted, for the applicable period in which it was granted, against the maximum award of Options permitted to be granted pursuant to subsection 5(c) of the Plan. The repricing of an Option under this subsection 9(e), resulting in a reduction of the exercise price, shall be deemed to be a cancellation of the original Option and the grant of a substitute Option; in the event of such repricing, both the original and the substituted Options shall be counted for the applicable period against the maximum awards of Options permitted to be granted pursuant to

                                      16.

subsection 5(c) of the Plan. The provisions of this subsection 9(e)(2) shall be applicable only to the extent required by Section 162(m) of the Code.

10.  Adjustments Upon Changes In Stock.

     (a) If any change is made in the stock subject to the Plan, or subject to any Option (through merger, consolidation, reorganization, recapitalization, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company), the Plan will be appropriately adjusted in the type(s) and maximum number of securities subject to the Plan pursuant to subsection 4(a) and the maximum number of securities subject to award to any person during any twelve
(12) month period pursuant to subsection 5(c), and the outstanding Options will be appropriately adjusted in the type(s) and number of securities and price per share of stock subject to such outstanding Options. Such adjustments shall be made by the Board or Committee, the determination of which shall be final, binding and conclusive. (The conversion of any convertible securities of the Company shall not be treated as a "transaction not involving the receipt of consideration by the Company.")

     (b) In the event of: (1) a dissolution, liquidation, or sale of all or substantially all of the assets of the Company; (2) a merger or consolidation in which the Company is not the surviving corporation; or (3) a reverse merger in which the Company is the surviving corporation but the shares of the Company's common stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise; or (4) the acquisition by any person, entity or group within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act, or any comparable successor provisions (excluding any employee benefit plan, or related trust, sponsored or maintained by the Company

                                      17.

or any Affiliate of the Company) of the beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act, or comparable successor rule) of securities of the Company representing at least fifty percent (50%) of the combined voting power entitled to vote in the election of directors, then: (i) any surviving or acquiring corporation shall assume any Options outstanding under the Plan or shall substitute similar options (including an option to acquire the same consideration paid to the stockholders in the transaction described in this Section 10(b)) for those outstanding under the Plan, or (ii) in the event any surviving or acquiring corporation refuses to assume such Options or to substitute similar options for those outstanding under the Plan,
(A) with respect to Options held by persons then performing services as Employees, Directors or Consultants, the vesting of such Options and the time during which such Options may be exercised shall be accelerated prior to such event and the Options terminated if not exercised after such acceleration and at or prior to such event, and (B) with respect to any other Options outstanding under the Plan, such Options shall be terminated if not exercised prior to such event.

11.  Amendment Of The Plan And Options.

     (a) The Board at any time, and from time to time, may amend the Plan. However, except as provided in Section 10 relating to adjustments upon changes in stock, no amendment shall be effective unless approved by the stockholders of the Company within twelve (12) months before or after the adoption of the amendment, where the amendment will:

         (1) Increase the number of shares reserved for Options under the Plan;

         (2) Modify the requirements as to eligibility for participation in the Plan (to the extent such modification requires stockholder approval in order for the Plan to satisfy the requirements of Section 422 of the Code); or

                                      18.

          (3) Modify the Plan in any other way if such modification requires stockholder approval in order for the Plan to satisfy the requirements of
Section 422 of the Code or to comply with the requirements of Rule 16b-3.

     (b) The Board may in its sole discretion submit any other amendment to the Plan for stockholder approval, including, but not limited to, amendments to the Plan intended to satisfy the requirements of Section 162(m) of the Code and the regulations promulgated thereunder regarding the exclusion of performance-based compensation from the limit on corporate deductibility of compensation paid to certain executive officers.

     (c) It is expressly contemplated that the Board may amend the Plan in any respect the Board deems necessary or advisable to provide Optionees with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to Incentive Stock Options and/or to bring the Plan and/or Incentive Stock Options granted under it into compliance therewith.

     (d) Rights and obligations under any Option granted before amendment of the Plan shall not be impaired by any amendment of the Plan unless (i) the Company requests the consent of the person to whom the Option was granted and (ii) such person consents in writing.

     (e) The Board at any time, and from time to time, may amend the terms of any one or more Options; provided, however, that the rights and obligations under any Option shall not be impaired by any such amendment unless (i) the Company requests the consent of the person to whom the Option was granted and
(ii) such person consents in writing.

12.  Termination Or Suspension Of The Plan.

     (a) The Board may suspend or terminate the Plan at any time. Unless sooner terminated, the Plan shall terminate on January 22, 2008, which shall be within ten (10) years

                                      19.

from the date the Plan is adopted by the Board or approved by the stockholders of the Company, whichever is earlier. No Options may be granted under the Plan while the Plan is suspended or after it is terminated.

     (b) Rights and obligations under any Option granted while the Plan is in effect shall not be impaired by suspension or termination of the Plan, except with the written consent of the person to whom the Option was granted.

13.  Effective Date Of Plan.

     The Plan shall become effective as determined by the Board, but no Options granted under the Plan shall be exercised unless and until the Plan has been approved by the stockholders of the Company, which approval shall be within twelve (12) months before or after the date the Plan is adopted by the Board, and, if required, an appropriate permit has been issued by the Commissioner of Corporations of the State of California.

                                      20.

                        AMERICAN TECHNOLOGY CORPORATION

        THIS PROXY RELATES TO AN ANNUAL MEETING OF THE STOCKHOLDERS TO
                            BE HELD APRIL 11, 2000

          The undersigned hereby appoints CORNELIUS J. BROSNAN and RENEE WARDEN or either of them, with full power of substitution, as attorneys and proxies to vote all shares of Common Stock of American Technology Corporation which the undersigned is entitled to vote at the Annual Meeting of Stockholders of AMERICAN TECHNOLOGY CORPORATION (the "Company") to be held at 2:00 p.m. (local time) at the California Center for the Arts, 340 N. Escondido Blvd., Escondido, CA 92025 on April 11, 2000 and any postponements, continuations and adjournments thereof, with all powers which the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

          Unless a contrary direction is indicated, this Proxy will be voted for all nominees listed in Proposal 1 and for Proposals 2 and 3, as more specifically described in the Proxy Statement. If specific instructions are indicated, this Proxy will be voted in accordance therewith.

Management recommends a vote for the nominees for director listed below

Proposal 1:  To elect directors to serve for the ensuing year and until their successors are elected.

       [_]  FOR all nominees listed below         [_]  WITHHOLD AUTHORITY
            (except as marked to the contrary          to vote for all nominees
            below).                                    listed below.

Nominees: Cornelius J. Brosnan, Elwood G. Norris, Richard M. Wagner, David J.
          Carter, and O'Connell J. Benjamin.

To withhold authority to vote for any nominee(s) write such nominee(s)' name(s) below:


--------------------------------------------------------------------------------

Management recommends a vote for proposals 2 and 3

Proposal 2:  To approve amendment to the Company's 1997 Stock Option Plan to increase the aggregate number of shares of Common Stock authorized for issuance under the plan by 500,000 shares.

             [_]  FOR            [_]   AGAINST             [_]    ABSTAIN


                 (Continued and to be signed on the other side)

                          (Continued from other side)

Proposal 3:  To ratify the selection of BDO Seidman, LLP as independent auditors of the Company for the fiscal year ending September 30, 2000.

             [_]  FOR            [_]   AGAINST             [_]    ABSTAIN

     This proxy has been solicited by or for the benefit of the Board of Directors of the Company. I understand that I may revoke this proxy only by written instructions to that effect, signed and dated by me, which must be actually received by the Company prior to commencement of the Annual Meeting.

DATED:  ________________, 2000           Signature(s)___________________________

                                         Print Name_____________________________

(Please date and sign exactly as name or names appear on your stock certificate(s). When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full the corporate name by President or other authorized officer. If a partnership, please sign in the partnership name by authorized person. IF THE STOCK IS HELD JOINTLY, BOTH OWNERS MUST SIGN.


                        Mail or Deliver this Proxy to:
                        AMERICAN TECHNOLOGY CORPORATION
                        13114 Evening Creek Drive South
                          San Diego, California 92128
                                (858) 679-2114